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                                                                     EXHIBIT 3.2

                                  BY-LAW NO. 1

                         A by-law relating generally to
                         the transaction of the business
                                 and affairs of

                               3396631 CANADA INC.

                   (hereinafter referred to as the "Company")


                                    DIRECTORS


1. Calling of and notice of meetings - Meetings of the board shall be held at such place and time and on such day as they see fit. A director may at any time convene a meeting of the board. Notice of meetings of the board shall be given to each director not less than 48 hours before the time when the meeting is to be held. Each newly elected board may without notice hold its first meeting for the purposes of organization and the appointment of officers immediately following the meeting of shareholders at which such board was elected.

2. Votes to govern - At all meetings of the board every question shall be decided by a majority of the votes cast on the question; and in case of an equality of votes the chairman of the meeting shall be entitled to a second or casting vote.

3. Interest of directors and officers generally in contracts - No director or officer shall be disqualified by his office from contracting with the Company nor shall any contract or arrangement entered into by or on behalf of the Company with any director or officer or in which any director or officer is in any way interested be liable to be voided nor shall any director or officer so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason of such director or officer holding that office or of the fiduciary relationship thereby established; provided that the director or officer shall have complied with the provisions of the Canada Business Corporations Act.


                             SHAREHOLDERS' MEETINGS

4. Quorum - At any meeting of shareholders, a quorum shall be two persons present in person and each entitled to vote thereat and holding or representing by proxy not less than five per cent of the votes entitled to be cast thereat.
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                                 INDEMNIFICATION

5. Indemnification of directors and officers - The Company shall indemnify a director or officer of the Company, a former director or officer of the Company or a person who acts or acted at the Company's request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his heirs and legal representatives to the extent permitted by the Canada Business Corporations Act.

6. Indemnity of others - Except as otherwise required by the Canada Business Corporations Act and subject to paragraph 5, the Company may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent of or participant in another body corporate, partnership, joint venture, trust or other enterprise, against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted honestly and in good faith with a view to the best interests of the Company and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction shall not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Company and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his conduct was lawful.

7. Right of indemnity not exclusive - The provisions for indemnification contained in the by-laws of the Company shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and legal representatives of such a person.

8. No liability of directors or officers for certain matters - To the extent permitted by law, no director or officer for the time being of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by the Company or for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or body corporate with whom or which any moneys, securities or other assets belonging to the Company shall be lodged or deposited or for any loss, conversion, misapplication or


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misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Company or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to act honestly and in good faith with a view to the best interests of the Company and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any director or officer of the Company shall be employed by or shall perform services for the Company otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Company, the fact of his being a director or officer of the Company shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.


                      BANKING ARRANGEMENTS, CONTRACTS, ETC.

9. Banking arrangements - The banking business of the Company, or any part thereof, shall be transacted with such banks, trust companies or other financial institutions as the board may designate, appoint or authorize from time to time by resolution and all such banking business, or any part thereof, shall be transacted on the Company's behalf by such one or more officers and/or other persons as the board may designate, direct or authorize from time to time by resolution and to the extent therein provided.

10. Execution of instruments - Contracts, documents or instruments in writing requiring execution by the Company shall be signed by any one officer or director, and all contracts, documents or instruments in writing so signed shall be binding upon the Company without any further authorization or formality. The board is authorized from time to time by resolution to appoint any director or directors, officer or officers or any other person or persons on behalf of the Company to sign and deliver either contracts, documents or instruments in writing generally or to sign either manually or by facsimile signature and deliver specific contracts, documents or instruments in writing. The term "contracts, documents or instruments in writing" as used in this by-law shall include deeds, mortgages, charges, conveyances, powers of attorney, transfers and assignments of property of all kinds including specifically but without limitation transfers and assignments of shares, warrants, bonds, debentures or other securities and all paper writings.


                                  MISCELLANEOUS

11. Invalidity of any provisions of this by-law - The invalidity or unenforceability of any provision of this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law.

12. Omissions and errors - The accidental omission to give any notice to any shareholder, director, officer or auditor or the non-receipt of any notice by any shareholder, director, officer or auditor or any error in any notice not affecting the substance thereof shall not


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invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.


                                 INTERPRETATION

13. Interpretation - In this by-law and all other by-laws of the Company words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders; words importing persons shall include an individual, partnership, association, body corporate, executor, administrator or legal representative and any number or aggregate of persons; "articles" include the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement and articles of revival; "board" shall mean the board of directors of the Company; "Canada Business Corporations Act" shall mean Canada Business Corporations Act, R.S.C. 1985 c. C-44 as amended from time to time or any Act that may hereafter be substituted therefor; and "meeting of shareholders" shall mean and include an annual meeting of shareholders and a special meeting of shareholders.


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